Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of CNB FINANCIAL CORP. (the “Company”) for the period ended December 31, 2006 (the “Report”), I, William M. Mahoney, acting as principal financial officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(1)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2006.

/s/ William M Mahoney
William M. Mahoney
Treasurer and CFO
CNB FINANCIAL CORP.
March 22, 2007